Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Crinetics Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258694) and Form S-8 (Nos. 333-226234, 333-254883, 333-264005 and 333-268328) of Crinetics Pharmaceuticals, Inc. of our reports dated February 28, 2023, relating to the consolidated financial statements and the effectiveness of Crinetics Pharmaceuticals, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California

February 28, 2023